EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Second Quarter 2018 Financial Results
and Third Quarter Outlook

WEST CHESTER, OH, July 30, 2018 – AK Steel (NYSE: AKS) today reported its financial results for the second quarter of 2018.

Second Quarter 2018 Highlights

•	Net income of $56.6 million, or $0.18 per diluted share

•	Adjusted EBITDA of $148.4 million, or 8.5% of sales

•	Revenues of $1,746.6 million, a 12% increase from second quarter 2017

•	Free cash flow generation allowed for a $70 million reduction in debt

“We were able to generate meaningful earnings and free cash flow during the second quarter, despite the impact of certain operational events,” said Roger K. Newport, Chief Executive Officer of AK Steel. “We expect that the continued strong business environment will result in improved performance in the second half of 2018 compared to the first half and position us well for resetting a majority of our annual contracts later this year.”
AK Steel reported net income of $56.6 million, or $0.18 per diluted share of common stock, for the second quarter of 2018. The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $148.4 million, or 8.5% of net sales, for the second quarter of 2018. These financial results were impacted by $11.5 million of costs associated with operational events during the quarter, including a fire at one of the company’s temper mills and a power outage at its Butler Works caused by a lightning strike. Higher steel selling prices during the quarter more than offset cost increases for certain raw materials and supplies, including graphite electrodes, compared to the second quarter of 2017.
Net sales for the second quarter of 2018 increased compared to the second quarter of 2017 due to higher selling prices and the effect of the Precision Partners acquisition. For the second quarter of 2017, net income was $77.2 million, or $0.24 per diluted share, and adjusted EBITDA was $167.1 million, or 10.7% of net sales.
The company substantially increased liquidity by approximately $100.0 million to $952.1 million during the second quarter. Liquidity consists of cash and cash equivalents and $908.5 million of availability under the company’s revolving credit facility. As a result of solid operating cash generation during the quarter, the company reduced outstanding borrowings under the credit facility by $70.0 million to $370.0 million at June 30, 2018.

(Dollars in millions, except per share and per ton data)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Flat-rolled steel shipments (000 tons)	1,439.8	1,434.3	2,870.7	2,890.5
Selling price per flat-rolled steel ton	$1,101	$1,040	$1,073	$1,022

Net sales	$1,746.6	$1,557.2	$3,405.5	$3,090.6
Operating profit	99.5	116.5	163.1	246.2
Net income attributable to AK Steel Holding Corporation	56.6	77.2	85.3	161.6
Adjusted EBITDA	148.4	167.1	267.1	345.3

Net income per diluted share attributable to AK Steel Holding Corporation	$0.18	$0.24	$0.27	$0.50

Outlook
The company anticipates that market conditions will remain strong in the third quarter. Accordingly, the company expects:

•
An increase in flat-rolled shipments in the third quarter of approximately 5% compared to the second quarter of 2018. The company expects relatively flat automotive shipments despite the seasonal July automotive plant downturns and higher carbon steel shipments to the distributors and converters market.

•
An average selling price per flat-rolled ton of $1,105. The estimated average selling price reflects an anticipated change in mix as a result of increased shipments to the distributors and converters market tempering the effect of automotive, stainless and electrical steel shipments at relatively higher selling prices.

•	Planned outage costs of approximately $8.0 million in the third quarter of 2018, compared to $17.9 million in the second quarter.

•
The anticipated improvements in pricing and shipments will be partially offset by the continued outage of one of the company’s temper mills, which is expected to be operating by late September, as well as from higher costs for certain raw materials and supplies including graphite electrodes. Accordingly, the company expects margins to improve by about 50 basis points from the second quarter of 2018.

The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2018 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, in trade actions and the imposition of tariffs, and in the businesses of the company’s customers, suppliers and competitors.

Second Quarter 2018 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on July 31, 2018 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the home page.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,200 employees at manufacturing operations in the United States, Canada

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and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on Section 232 and 301, NAFTA and/or other trade agreements, treaties or policies; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition and/or to integrate Precision Partners successfully; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Flat-rolled steel shipments (000 tons)	1,439.8	1,434.3	2,870.7	2,890.5
Selling price per flat-rolled steel ton	$1,101	$1,040	$1,073	$1,022

Net sales	$1,746.6	$1,557.2	$3,405.5	$3,090.6

Cost of products sold	1,512.7	1,320.0	2,976.4	2,596.9
Selling and administrative expenses	79.5	65.6	156.2	137.3
Depreciation	54.9	55.1	109.8	110.2
Total operating costs	1,647.1	1,440.7	3,242.4	2,844.4
Operating profit	99.5	116.5	163.1	246.2
Interest expense	37.9	38.2	75.5	77.6
Pension and OPEB (income) expense	(10.0)	(18.1)	(20.0)	(36.2)
Other (income) expense	(0.2)	3.6	(4.1)	11.4
Income before income taxes	71.8	92.8	111.7	193.4
Income tax expense (benefit)	(0.5)	0.4	(5.4)	0.4
Net income	72.3	92.4	117.1	193.0
Less: Net income attributable to noncontrolling interests	15.7	15.2	31.8	31.4
Net income attributable to AK Steel Holding Corporation	$56.6	$77.2	$85.3	$161.6

Net income per share attributable to AK Steel Holding Corporation:
Basic	$0.18	$0.25	$0.27	$0.51
Diluted	$0.18	$0.24	$0.27	$0.50
Weighted-average shares outstanding:
Basic	314.7	314.3	314.7	314.2
Diluted	315.7	319.0	315.7	322.8

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$46.0	$38.0
Accounts receivable, net	653.0	517.8
Inventory	1,311.0	1,385.0
Other current assets	98.4	130.3
Total current assets	2,108.4	2,071.1
Property, plant and equipment	6,884.8	6,831.8
Accumulated depreciation	(4,953.6)	(4,845.6)
Property, plant and equipment, net	1,931.2	1,986.2
Other non-current assets	405.7	417.5
TOTAL ASSETS	$4,445.3	$4,474.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$768.3	$690.4
Accrued liabilities	243.4	270.5
Current portion of pension and other postretirement benefit obligations	39.2	40.1
Total current liabilities	1,050.9	1,001.0
Non-current liabilities:
Long-term debt	2,036.6	2,110.1
Pension and other postretirement benefit obligations	841.4	894.2
Other non-current liabilities	145.6	168.9
TOTAL LIABILITIES	4,074.5	4,174.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 316,385,508 and 315,782,764 shares in 2018 and 2017; outstanding 315,329,786 and 314,884,569 shares in 2018 and 2017	3.2	3.2
Additional paid-in capital	2,891.1	2,884.8
Treasury stock, common shares at cost, 1,055,722 and 898,195 shares in 2018 and 2017	(6.4)	(5.4)
Accumulated deficit	(2,792.5)	(2,877.0)
Accumulated other comprehensive loss	(66.8)	(50.2)
Total stockholders’ equity (deficit)	28.6	(44.6)
Noncontrolling interests	342.2	345.2
TOTAL EQUITY	370.8	300.6
TOTAL LIABILITIES AND EQUITY	$4,445.3	$4,474.8

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$117.1	$193.0
Depreciation	102.1	101.8
Depreciation—SunCoke Middletown	7.7	8.4
Amortization	17.3	11.7
Deferred income taxes	(7.2)	4.6
Pension and OPEB expense (income)	(16.2)	(32.4)
Contributions to pension trust	(15.2)	(6.0)
Other postretirement benefit payments	(19.3)	(21.5)
Changes in working capital	28.8	(57.3)
Other operating items, net	(27.7)	0.9
Net cash flows from operating activities	187.4	203.2

Cash flows from investing activities:
Capital investments	(64.0)	(52.1)
Other investing items, net	0.3	2.9
Net cash flows from investing activities	(63.7)	(49.2)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(80.0)	—
Proceeds from issuance of long-term debt	—	400.0
Redemption of long-term debt	—	(538.2)
Debt issuance costs	—	(8.3)
SunCoke Middletown distributions to noncontrolling interest owners	(34.8)	(41.9)
Other financing items, net	(0.9)	(2.5)
Net cash flows from financing activities	(115.7)	(190.9)

Net increase (decrease) in cash and cash equivalents	8.0	(36.9)
Cash and cash equivalents, beginning of period	38.0	173.2
Cash and cash equivalents, end of period	$46.0	$136.3

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA and EBITDA margin that exclude the effects of noncontrolling interests. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this news release, the company has made adjustments to EBITDA to exclude the effect of noncontrolling interests. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA and adjusted EBITDA margin are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA or adjusted EBITDA margin as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliation of adjusted EBITDA.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to AK Steel Holding	$56.6	$77.2	$85.3	$161.6
Net income attributable to noncontrolling interests	15.7	15.2	31.8	31.4
Income tax expense (benefit)	(0.5)	0.4	(5.4)	0.4
Interest expense	37.9	38.2	75.5	77.6
Interest income	(0.2)	(0.4)	(0.4)	(0.8)
Depreciation	54.9	55.1	109.8	110.2
Amortization	3.7	1.0	10.1	4.8
EBITDA	168.1	186.7	306.7	385.2
Less: EBITDA of noncontrolling interests (a)	19.7	19.6	39.6	39.9
Adjusted EBITDA	$148.4	$167.1	$267.1	$345.3
Adjusted EBITDA margin	8.5%	10.7%	7.8%	11.2%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to noncontrolling interests	$15.7	$15.2	$31.8	$31.4
Depreciation	4.0	4.4	7.8	8.5
EBITDA of noncontrolling interests	$19.7	$19.6	$39.6	$39.9

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AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Tons Shipped by Product
Stainless/electrical	221.5	210.5	422.2	420.4
Coated	721.3	763.8	1,455.8	1,543.1
Cold-rolled	269.6	241.7	552.1	487.9
Hot-rolled	188.1	183.8	362.4	362.4
Other	39.3	34.5	78.2	76.7
Total shipments	1,439.8	1,434.3	2,870.7	2,890.5

Shipments by Product (%)
Stainless/electrical	15%	15%	15%	15%
Coated	50%	53%	50%	53%
Cold-rolled	19%	17%	19%	17%
Hot-rolled	13%	13%	13%	12%
Other	3%	2%	3%	3%
Total shipments	100%	100%	100%	100%

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